THIRD EXTENSION AGREEMENT

Reference is made hereby to that certain Amended and Restated Senior Subordinated Convertible Promissory Note issued to Sands Brothers Venture Capital LLC by Conversion Services International, Inc. (“CSI”), to that certain Amended and Restated Senior Subordinated Convertible Promissory Note issued to Sands Brothers Venture Capital III LLC by CSI and to that certain Amended and Restated Senior Subordinated Convertible Promissory Note issued to Sands Brothers Venture Capital IV LLC by CSI (the “Notes”). Any capitalized term not defined herein shall have the meaning set forth in the Notes. The Maturity Date in each of the Notes is March 1, 2007. In consideration for the following payment plan agreed to by all the parties hereto, which will satisfy in full all principal and interest payments due under the Notes, Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital III LLC and Sands Brothers Venture Capital IV LLC (the “Funds”) agree to extend the Maturity Date to December 31, 2007. CSI shall make the following (pro rata) principal and interest payments to the Funds:

1.
April 2, 2007: $250,000 cash, and $68,228.16 in the common stock, par value $0.001, of CSI (“Common Stock”) at the Market Price (the “Market Price” shall mean the average closing bid price of the Common Stock on the securities exchange, market or other quotation system on or through which the Common Stock are then listed or traded for the thirty (30) prior trading days, and $0.20 shall be the minimum Market Price);

2.	July 2, 2007: $250,000 cash, and $66,617.20 in Common Stock at the Market Price;

3.	October 1, 2007: $250,000 cash, and $74,096.65 in Common Stock at the Market Price; and

4.	December 31, 2007: $150,000 cash, and $48,994.98 in Common Stock at the Market Price.

In conjunction with this Third Extension Agreement, the Funds shall also receive the following warrants to purchase Common Stock (the “Warrants”):

1.
April 2, 2007: a warrant to purchase the number of shares of Common Stock resulting from dividing $23,622 by the Market Price (the “April Warrant Shares”), at an exercise price equal to 110% of the Market Price; a warrant to purchase an equal number of April Warrant Shares at an exercise price of $0.50; a warrant to purchase 55,556 shares of Common Stock at an exercise price equal to 110% of the Market Price; and a warrant to purchase 55,556 shares of Common Stock at an exercise price of $0.50 per share;

2.
July 2, 2007: a warrant to purchase the number of shares of Common Stock resulting from dividing $23,622 by the Market Price (the “July Warrant Shares”), at an exercise price equal to 110% of the Market Price; a warrant to purchase an equal number of July Warrant Shares at an exercise price of $0.50; a warrant to purchase 55,556 shares of Common Stock at an exercise price equal to 110% of the Market Price; and a warrant to purchase 55,556 shares of Common Stock at an exercise price of $0.50 per share;

3.
October 1, 2007: a warrant to purchase the number of shares of Common Stock resulting from dividing $23,622 by the Market Price (the “October Warrant Shares”), at an exercise price equal to 110% of the Market Price; a warrant to purchase an equal number of October Warrant Shares at an exercise price of $0.50; a warrant to purchase 55,556 shares of Common Stock at an exercise price equal to 110% of the Market Price; and a warrant to purchase 55,556 shares of Common Stock at an exercise price of $0.50 per share; and

4.
December 31, 2007: a warrant to purchase the number of shares of Common Stock resulting from dividing $14,174 by the Market Price (the “December Warrant Shares”), at an exercise price equal to 110% of the Market Price; a warrant to purchase an equal number of December Warrant Shares at an exercise price of $0.50; a warrant to purchase 33,333 shares of Common Stock at an exercise price equal to 110% of the Market Price; and a warrant to purchase 33,333 shares of Common Stock at an exercise price of $0.50 per share; (along with the cash and common stock payment of December 31, 2007, the “Final Payment”).

CSI agrees to file a registration statement on Form S-1 (or Form S-3 if then eligible) with the Securities and Exchange Commission to register the shares of Common Stock issued pursuant to this Third Extension Agreement and the shares of Common Stock underlying the Warrants issued hereto within 120 days of the date hereof.

Those certain warrants to purchase 400,000 shares of Common Stock issued on September 22, 2004 to the Funds and those certain warrants to purchase 400,000 shares of Common Stock issued on September 22, 2005 to the Funds shall be returned to the Company and terminated.

All other terms of the Notes shall remain in full force and effect until the Final Payment. Upon the Final Payment, provided all terms of this Third Extension Agreement have been met, the Notes shall be satisfied in full, and CSI shall be released from any and all obligations to the Funds, except for those obligations related to the Warrants.

CSI may, in its sole discretion, at any time, repay to the Funds the outstanding principal and interest without penalty or premium, in whole or in part. On the date of such repayment, the Market Price on the date thereof shall be used to determine the Common Stock and warrant issuances detailed above. In this instance, this will constitute the Final Payment.

Upon the Final Payment, the liens held on the assets of CSI and its subsidiaries by the Funds or any entities related thereto shall be of no further force or effect. The Funds or any entities related thereto shall execute and deliver promptly to CSI any and all appropriate UCC terminations and/or other releases to evidence the release of such liens.

IN WITNESS WHEREOF, this Extension Agreement is agreed to by the parties below as of March 1, 2007.

CONVERSION SERVICES INTERNATIONAL, INC.

By:	/s/ Scott Newman
Name: Scott Newman Title: President and Chief Executive Officer

SANDS BROTHERS VENTURE CAPITAL LLC

By: SB Venture Capital Management LLC, Manager

By:	/s/ Scott Baily
Name: Scott Baily Title: COO

SANDS BROTHERS VENTURE CAPITAL III LLC

By: SB Venture Capital Management LLC, Manager

By:	/s/ Scott Baily
Name: Scott Baily Title: COO

SANDS BROTHERS VENTURE CAPITAL IV LLC

By: SB Venture Capital Management LLC, Manager

By:	/s/ Scott Baily
Name: Scott Baily Title: COO